Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 April 25, 2023 FOR IMMEDIATE RELEASE

NextEra Energy reports first-quarter 2023 financial results
•NextEra Energy delivers strong first-quarter 2023 results
•FPL continues to focus on delivering a superior value proposition of low bills, high reliability and outstanding customer service
•NextEra Energy Resources has another strong quarter of renewables and storage origination, adding approximately 2,020 megawatts of new renewables and storage projects to its backlog

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2023 first-quarter net income attributable to NextEra Energy on a GAAP basis of $2,086 million, or $1.04 per share, compared to net loss attributable to NextEra Energy of $451 million, or $0.23 per share, for the first quarter of 2022. On an adjusted basis, NextEra Energy's 2023 first-quarter earnings were $1,678 million, or $0.84 per share, compared to $1,455 million, or $0.74 per share, in the first quarter of 2022.

Adjusted earnings for these periods exclude the effects of non-qualifying hedges; NextEra Energy Partners, LP net investment gains; differential membership interests-related; change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI); and impairment charges.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income (loss) attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release.

"Following a year of strong financial results, NextEra Energy is off to a solid start in 2023, delivering strong first-quarter adjusted earnings per share growth of approximately 13.5% year-over-year,” said John Ketchum, chairman, president and chief executive officer of NextEra Energy. “During the first quarter, FPL advanced what we believe is the best customer value proposition in the industry by placing in service nearly 970 megawatts of low-cost solar, bringing its total solar portfolio to nearly 4,600 megawatts. In its recently filed Ten-Year Site Plan, FPL is proposing to build nearly 20 gigawatts of solar over the next decade to help keep customer bills affordable. NextEra Energy Resources' focus remains on helping our power sector and commercial and industrial customers reduce their energy costs and decarbonize their operations. With economics continuing to drive demand, NextEra Energy Resources added approximately 2,020 megawatts of new renewables and storage projects to its backlog. NextEra Energy Resources also recently signed a memorandum of understanding with CF Industries, the world's largest ammonia producer, to create green hydrogen as we advance our green hydrogen development efforts. With the right regulations, we see hydrogen becoming an important option for our customers and our pipeline of potential projects currently exceeds $20 billion and would require over 15 gigawatts of new renewables to support. We remain confident in NextEra Energy's long-term growth prospects and will be disappointed if we are not able to deliver financial results at or near the top of our adjusted earnings per share expectations ranges in each year through 2026, while at the same time maintaining our strong balance sheet and credit ratings."

FPL
FPL reported first-quarter 2023 net income of $1,070 million, or $0.53 per share, compared to $875 million, or $0.44 per share, for the prior-year comparable quarter. As America's largest electric utility, FPL sells more power than any other utility, providing clean, affordable, reliable electricity to approximately 5.8 million customer accounts, or more than 12 million people across Florida.

FPL's growth over the prior-year comparable quarter was primarily driven by continued investment in the business. FPL's capital expenditures were approximately $2.3 billion for the first quarter of 2023 and full-year capital investments are expected to be between $8 billion and $9 billion. Regulatory capital employed increased by approximately 11.2% over the same quarter last year. FPL's average number of customers increased by approximately 65,000 from the prior-year comparable quarter as Florida is now the fastest-growing state in America.

During the quarter, FPL successfully executed on its strategic initiatives, including placing in service approximately 970 megawatts (MW) of new solar, putting its owned and operated solar portfolio at nearly 4,600 MW, which is the largest solar portfolio of any utility in the country. By executing on smart capital investments and running the business efficiently, FPL is able to maintain its best-in-class customer value proposition of low bills, high reliability and outstanding customer service.

FPL recently filed its annual Ten-Year Site Plan with the Florida Public Service Commission (PSC), which outlined the company's plan to affordably and reliably deliver electricity to customers. FPL's 2023 plan includes roughly 20,000 MW of new low-cost solar capacity across its service area over the next 10 years, which would result in nearly 35% of FPL's forecasted energy delivery in 2032 coming from cost-effective solar generation, up significantly from roughly 5% in 2022. Given FPL's view of the increasing customer benefits of low-cost renewables, FPL's post-2025 solar capacity additions in this year's plan are more than double last year's approved plan. The plan also includes approximately 2 gigawatts (GW) of battery storage over the next decade.

Earlier this year, the PSC approved FPL's proposed plan to recover approximately $2.1 billion of incremental fuel costs from 2022, partially offset by projected 2023 fuel savings of approximately $1.4 billion. Amid high natural gas prices in 2022, FPL's decades-long modernization of its generation fleet has saved customers more than $2 billion in fuel costs in 2022 alone. The PSC also recently approved recovery of approximately $1.3 billion of hurricane costs from 2022 over a 12-month period. Taking all approved adjustments together, FPL anticipates that its typical 1,000-kilowatt-hour residential customer bills will remain well below the projected national average and among the lowest of all Florida utilities.

NextEra Energy Resources
NextEra Energy Resources, the competitive clean energy business of NextEra Energy, reported first-quarter 2023 net income attributable to NextEra Energy on a GAAP basis of $1,440 million, or $0.72 per share, compared to net loss attributable to NextEra Energy of $1,499 million, or $0.76 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the first quarter of 2023 were $732 million, or $0.36 per share, compared to $628 million, or $0.32 per share, for the first quarter of 2022.

NextEra Energy Resources delivered another strong quarter of renewables and storage origination, adding approximately 2,020 MW of new renewables and storage to its backlog since the release of the fourth-quarter and full-year 2022 financial results in January. NextEra Energy Resources originated roughly 1,370 MW of solar, 450 MW of storage and 200 MW of wind. With these additions, NextEra Energy Resources' backlog now stands at more than 20.4 GW, net of projects placed in service.

In March, NextEra Energy Resources closed on its previously announced acquisition of a large portfolio of operating landfill gas-to-electric facilities. This approximately $1.1 billion transaction represents an attractive opportunity for NextEra Energy Resources to realize double-digit returns, while expanding its portfolio of renewable natural gas assets and growing its in-house capabilities in the rapidly expanding renewables fuel market.

Recently, NextEra Energy Resources executed a memorandum of understanding for a joint venture with CF Industries, the largest producer of ammonia in the world, to deliver green hydrogen to an existing CF Industries ammonia production facility, which it intends to expand to incorporate green hydrogen as part of its production process. The proposed facility includes an approximately 450-MW renewable energy solution that would power a 40-tons-per-day hydrogen facility.

As NextEra Energy focuses on leading the decarbonization of the U.S. economy, building additional transmission is essential to support long-term renewables deployment. NextEra Energy is pleased that the California ISO (CAISO) recently approved the need for approximately $400 million in transmission and substation upgrades for NextEra Energy Transmission, subject to approval by the CAISO board of governors in May. NextEra Energy believes these projects, along with others, could unlock up to 11 GW of new renewable generation that could be built to support California's clean energy goals.

Corporate and Other
In the first quarter of 2023 on a GAAP basis, Corporate and Other results decreased $0.30 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other results for the first quarter of 2023 decreased $0.03 per share, compared to the prior-year quarter.

Outlook
NextEra Energy's long-term financial expectations remain unchanged. For 2023 and 2024, NextEra Energy continues to expect adjusted earnings per share to be in the ranges of $2.98 to $3.13 and $3.23 to $3.43, respectively. For 2025 and 2026, NextEra Energy expects to grow 6% to 8%, off the 2024 adjusted earnings per share range. This translates to a range of $3.45 to $3.70 for 2025 and $3.63 to $4.00 for 2026. NextEra Energy also continues to expect to grow its dividends per share at a roughly 10% rate per year through at least 2024, off a 2022 base.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards; the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources, LLC's nuclear decommissioning funds and other than temporary impairments, none of which can be determined at this time. Adjusted earnings expectations also exclude the effects of NextEra Energy Partners, LP net investment gains, differential membership interests-related and impairment charges related to NextEra Energy's investment in Mountain Valley Pipeline, LLC. In addition, adjusted earnings expectations assume, among other things, normal weather and operating conditions; positive macroeconomic conditions in the U.S. and Florida; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; divestitures to NextEra Energy Partners, LP; no adverse litigation decisions; and no changes to governmental policies or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's first-quarter 2023 financial results conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the first-quarter 2023 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company headquartered in Juno Beach, Florida. NextEra Energy owns Florida Power & Light Company, which is America's largest electric utility that sells more power than any other utility, providing clean, affordable, reliable electricity to approximately 5.8 million customer accounts, or more than 12 million people across Florida. NextEra Energy also owns a competitive clean energy business, NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun and a world leader in battery storage. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from seven commercial nuclear power units in Florida, New Hampshire and Wisconsin. NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity. NextEra Energy is ranked No. 1 in the electric and gas utilities industry on Fortune's 2023 list of "World's Most Admired Companies," recognized on Fortune's 2021 list of companies that "Change the World" and received the S&P Global Platts 2020 Energy Transition Award for leadership in environmental, social and governance. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings expectations and future operating performance and statements concerning future dividends and results of acquisitions. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, those discussed in this news release and the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory, operational and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy and FPL and its affiliated entities or the imposition of additional tax laws, tariffs, duties, policies or assessments on renewable energy or equipment necessary to generate it or deliver it; impact of new or revised laws, regulations, interpretations or constitutional ballot and regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; impacts on NextEra Energy or FPL of allegations of violations of law; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, planning, financing, construction, permitting, governmental approvals and the negotiation of project development agreements, as well as supply chain disruptions; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities, retail gas distribution system in Florida and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of geopolitical factors, terrorism and catastrophic events that could result from terrorism, cyberattacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources, LLC’s (NextEra Energy Resources) gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and could result in certain projects becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in over-the-counter markets; impact of negative publicity; inability of FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NextEra Energy Partners, LP’s inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock; and the ultimate severity and duration of public health crises, epidemics and pandemics, and its effects on NextEra Energy’s or FPL’s businesses. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2022 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income (Loss)
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended March 31, 2023	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$3,919	$2,792	$5	$6,716
Operating Expenses
Fuel, purchased power and interchange	1,214	177	(24)	1,367
Other operations and maintenance	380	611	76	1,067
Depreciation and amortization	335	467	20	822
Taxes other than income taxes and other – net	444	70	2	516
Total operating expenses – net	2,373	1,325	74	3,772
Gains (losses) on disposal of businesses/assets – net	—	1	(3)	(2)
Operating Income (Loss)	1,546	1,468	(72)	2,942
Other Income (Deductions)
Interest expense	(249)	(349)	(585)	(1,183)
Equity in earnings (losses) of equity method investees	—	101	—	101
Allowance for equity funds used during construction	30	1	—	31
Gains (Losses) on disposal of investments and other property – net	—	(4)	—	(4)
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	94	—	94
Other net periodic benefit income	—	—	60	60
Other – net	5	109	16	130
Total other income (deductions) – net	(214)	(48)	(509)	(771)
Income (Loss) before Income Taxes	1,332	1,420	(581)	2,171
Income Tax Expense (Benefit)	262	281	(157)	386
Net Income (Loss)	1,070	1,139	(424)	1,785
Net Loss Attributable to Noncontrolling Interests	—	301	—	301
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,070	$1,440	$(424)	$2,086
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,070	$1,440	$(424)	$2,086
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(888)	399	(489)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(94)	—	(94)
Differential membership interests-related	—	22	—	22
NEP investment gains – net	—	(3)	—	(3)
Impairment charges related to investment in Mountain Valley Pipeline	—	37	—	37
Less related income tax expense (benefit)	—	218	(99)	119
Adjusted Earnings (Loss)	$1,070	$732	$(124)	$1,678
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.53	$0.72	$(0.21)	$1.04
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(0.44)	0.20	(0.24)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.05)	—	(0.05)
Differential membership interests-related	—	0.01	—	0.01
NEP investment gains – net	—	—	—	—
Impairment charges related to investment in Mountain Valley Pipeline	—	0.02	—	0.02
Less related income tax expense (benefit)	—	0.10	(0.04)	0.06
Adjusted Earnings (Loss) Per Share	$0.53	$0.36	$(0.05)	$0.84
Weighted-average shares outstanding (assuming dilution)				2,005

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(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$(682)	$(0.35)	$300	$0.16	$(382)	$(0.19)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(67)	$(0.03)	$—	$—	$(67)	$(0.03)
	Differential membership interests-related	$17	$0.01	$—	$—	$17	$0.01
	NEP investment gains – net	$(3)	$—	$—	$—	$(3)	$—
	Impairment charges related to investment in Mountain Valley Pipeline	$27	$0.01	$—	$—	$27	$0.01

NextEra Energy, Inc.
Condensed Consolidated Statements of Income (Loss)
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended March 31, 2022	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$3,712	$(800)	$(22)	$2,890
Operating Expenses
Fuel, purchased power and interchange	1,200	199	(33)	1,366
Other operations and maintenance	396	501	62	959
Depreciation and amortization	463	399	23	885
Taxes other than income taxes and other – net	410	69	(1)	478
Total operating expenses – net	2,469	1,168	51	3,688
Gains (losses) on disposal of businesses/assets – net	—	25	(2)	23
Operating Income (Loss)	1,243	(1,943)	(75)	(775)
Other Income (Deductions)
Interest expense	(173)	88	227	142
Equity in earnings (losses) of equity method investees	—	(453)	—	(453)
Allowance for equity funds used during construction	34	3	—	37
Gains (Losses) on disposal of investments and other property – net	—	18	—	18
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	(136)	—	(136)
Other net periodic benefit income	—	—	70	70
Other – net	—	49	(4)	45
Total other income (deductions) – net	(139)	(431)	293	(277)
Income (Loss) before Income Taxes	1,104	(2,374)	218	(1,052)
Income Tax Expense (Benefit)	229	(633)	45	(359)
Net Income (Loss)	875	(1,741)	173	(693)
Net Loss Attributable to Noncontrolling Interests	—	242	—	242
Net Income (Loss) Attributable to NextEra Energy, Inc.	$875	$(1,499)	$173	$(451)
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$875	$(1,499)	$173	$(451)
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	1,769	(295)	1,474
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	135	—	135
Differential membership interests-related	—	28	—	28
NEP investment gains – net	—	68	—	68
Impairment charges related to investment in Mountain Valley Pipeline	—	780	—	780
Less related income tax expense (benefit)	—	(653)	74	(579)
Adjusted Earnings (Loss)	$875	$628	$(48)	$1,455
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.44	$(0.76)	$0.09	$(0.23)
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	0.90	(0.15)	0.75
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	0.07	—	0.07
Differential membership interests-related	—	0.01	—	0.01
NEP investment gains – net	—	0.03	—	0.03
Impairment charges related to investment in Mountain Valley Pipeline	—	0.39	—	0.39
Less related income tax expense (benefit)	—	(0.32)	0.04	(0.28)
Adjusted Earnings (Loss) Per Share	$0.44	$0.32	$(0.02)	$0.74
Weighted-average shares outstanding (assuming dilution)				1,974

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(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$1,352	$0.68	$(221)	$(0.11)	$1,131	$0.57
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$96	$0.05	$—	$—	$96	$0.05
	Differential membership interests-related	$21	$0.01	$—	$—	$21	$0.01
	NEP investment gains – net	$51	$0.03	$—	$—	$51	$0.03
	Impairment charges related to investment in Mountain Valley Pipeline	$607	$0.31	$—	$—	$607	$0.31

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)		Preliminary
March 31, 2023	FPL	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$99	$913	$1,263	$2,275
Customer receivables, net of allowances	1,617	1,659	(1)	3,275
Other receivables	303	398	(44)	657
Materials, supplies and fuel inventory	1,170	745	—	1,915
Regulatory assets	2,419	9	—	2,428
Derivatives	21	1,596	65	1,682
Other	133	1,037	147	1,317
Total current assets	5,762	6,357	1,430	13,549
Other assets:
Property, plant and equipment – net	65,646	48,753	530	114,929
Special use funds	5,471	2,391	—	7,862
Investment in equity method investees	—	6,995	9	7,004
Prepaid benefit costs	1,763	4	114	1,881
Regulatory assets	5,548	222	288	6,058
Derivatives	11	1,960	(61)	1,910
Goodwill	2,989	2,183	12	5,184
Other	835	5,981	164	6,980
Total other assets	82,263	68,489	1,056	151,808
TOTAL ASSETS	$88,025	$74,846	$2,486	$165,357
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$—	$—	$2,843	$2,843
Other short-term debt	200	68	1,600	1,868
Current portion of long-term debt	2,531	701	3,691	6,923
Accounts payable	916	5,585	(2)	6,499
Customer deposits	565	18	—	583
Accrued interest and taxes	604	242	105	951
Derivatives	22	1,312	178	1,512
Accrued construction-related expenditures	501	955	—	1,456
Regulatory liabilities	358	1	—	359
Other	685	1,345	353	2,383
Total current liabilities	6,382	10,227	8,768	25,377
Other liabilities and deferred credits:
Long-term debt	20,926	8,319	29,762	59,007
Asset retirement obligations	2,116	1,169	—	3,285
Deferred income taxes	8,675	2,892	(2,099)	9,468
Regulatory liabilities	9,604	160	11	9,775
Derivatives	20	2,081	387	2,488
Other	402	2,397	179	2,978
Total other liabilities and deferred credits	41,743	17,018	28,240	87,001
TOTAL LIABILITIES	48,125	27,245	37,008	112,378
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	856	—	856
EQUITY
Common stock	1,373	—	(1,353)	20
Additional paid-in capital	23,471	15,614	(23,871)	15,214
Retained earnings	15,056	21,998	(9,192)	27,862
Accumulated other comprehensive loss	—	(94)	(106)	(200)
Total common shareholders' equity	39,900	37,518	(34,522)	42,896
Noncontrolling interests	—	9,227	—	9,227
TOTAL EQUITY	39,900	46,745	(34,522)	52,123
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$88,025	$74,846	$2,486	$165,357

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets		Preliminary
(millions)
(unaudited)
December 31, 2022	FPL	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$25	$731	$845	$1,601
Customer receivables, net of allowances	1,739	2,611	(1)	4,349
Other receivables	332	393	19	744
Materials, supplies and fuel inventory	1,159	775	—	1,934
Regulatory assets	2,155	10	—	2,165
Derivatives	19	1,501	70	1,590
Other	124	877	106	1,107
Total current assets	5,553	6,898	1,039	13,490
Other assets:
Property, plant and equipment – net	64,693	45,840	526	111,059
Special use funds	5,221	2,275	—	7,496
Investment in equity method investees	—	6,572	10	6,582
Prepaid benefit costs	1,732	3	97	1,832
Regulatory assets	5,484	218	290	5,992
Derivatives	10	1,922	3	1,935
Goodwill	2,989	1,854	11	4,854
Other	877	5,131	(313)	5,695
Total other assets	81,006	63,815	624	145,445
TOTAL ASSETS	$86,559	$70,713	$1,663	$158,935
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$1,709	$—	$—	$1,709
Other short-term debt	200	68	1,100	1,368
Current portion of long-term debt	1,547	694	4,392	6,633
Accounts payable	1,377	6,919	16	8,312
Customer deposits	543	17	—	560
Accrued interest and taxes	362	236	121	719
Derivatives	12	2,005	85	2,102
Accrued construction-related expenditures	559	1,201	—	1,760
Regulatory liabilities	349	1	—	350
Other	1,185	1,574	423	3,182
Total current liabilities	7,843	12,715	6,137	26,695
Other liabilities and deferred credits:
Long-term debt	19,455	8,357	27,444	55,256
Asset retirement obligations	2,108	1,137	—	3,245
Deferred income taxes	8,376	2,594	(1,898)	9,072
Regulatory liabilities	9,458	157	11	9,626
Derivatives	1	2,755	153	2,909
Other	398	2,104	194	2,696
Total other liabilities and deferred credits	39,796	17,104	25,904	82,804
TOTAL LIABILITIES	47,639	29,819	32,041	109,499
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	1,110	—	1,110
EQUITY
Common stock	1,373	—	(1,353)	20
Additional paid-in capital	23,561	10,238	(21,079)	12,720
Retained earnings	13,986	20,557	(7,836)	26,707
Accumulated other comprehensive loss	—	(108)	(110)	(218)
Total common shareholders' equity	38,920	30,687	(30,378)	39,229
Noncontrolling interests	—	9,097	—	9,097
TOTAL EQUITY	38,920	39,784	(30,378)	48,326
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$86,559	$70,713	$1,663	$158,935

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Three Months Ended March 31, 2023	FPL	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$1,070	$1,139	$(424)	$1,785
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	335	467	20	822
Nuclear fuel and other amortization	40	23	8	71
Unrealized losses (gains) on marked to market derivative contracts – net	—	(1,018)	408	(610)
Foreign currency transaction losses (gains)	—	1	(3)	(2)
Deferred income taxes	220	310	(181)	349
Cost recovery clauses and franchise fees	263	—	—	263
Equity in losses (earnings) of equity method investees	—	(101)	—	(101)
Distributions of earnings from equity method investees	—	217	—	217
Losses (gains) on disposal of businesses, assets and investments – net	—	3	3	6
Recoverable storm-related costs	(188)	—	—	(188)
Other – net	5	(223)	(4)	(222)
Changes in operating assets and liabilities:
Current assets	172	984	11	1,167
Noncurrent assets	(54)	(16)	(20)	(90)
Current liabilities	(200)	(1,490)	(52)	(1,742)
Noncurrent liabilities	16	(65)	(3)	(52)
Net cash provided by (used in) operating activities	1,679	231	(237)	1,673
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,241)	—	—	(2,241)
Independent power and other investments of NEER	—	(4,951)	—	(4,951)
Nuclear fuel purchases	(33)	(14)	—	(47)
Other capital expenditures	—	—	(6)	(6)
Sale of independent power and other investments of NEER	—	305	—	305
Proceeds from sale or maturity of securities in special use funds and other investments	486	241	33	760
Purchases of securities in special use funds and other investments	(523)	(587)	(503)	(1,613)
Other – net	(16)	(11)	3	(24)
Net cash used in investing activities	(2,327)	(5,017)	(473)	(7,817)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	2,494	15	4,146	6,655
Retirements of long-term debt	(15)	(85)	(2,501)	(2,601)
Net change in commercial paper	(1,709)	—	2,844	1,135
Proceeds from other short-term debt	—	—	700	700
Repayments of other short-term debt	—	—	(200)	(200)
Payments from (to) related parties under a cash sweep and credit support agreement – net	—	(280)	3	(277)
Issuances of common stock/equity units – net	—	—	2,502	2,502
Dividends on common stock	—	—	(930)	(930)
Dividends & capital distributions from (to) parent – net	—	5,306	(5,306)	—
Other – net	(39)	75	(130)	(94)
Net cash provided by financing activities	731	5,031	1,128	6,890
Effects of currency translation on cash, cash equivalents and restricted cash	—	2	—	2
Net increase (decrease) in cash, cash equivalents and restricted cash	83	247	418	748
Cash, cash equivalents and restricted cash at beginning of period	58	2,533	850	3,441
Cash, cash equivalents and restricted cash at end of period	$141	$2,780	$1,268	$4,189

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Three Months Ended March 31, 2022	FPL	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$875	$(1,741)	$173	$(693)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	463	399	23	885
Nuclear fuel and other amortization	45	19	11	75
Unrealized losses (gains) on marked to market derivative contracts – net	—	1,904	(270)	1,634
Foreign currency transaction losses (gains)	—	—	(20)	(20)
Deferred income taxes	191	(203)	(2)	(14)
Cost recovery clauses and franchise fees	(12)	—	—	(12)
Equity in losses (earnings) of equity method investees	—	453	—	453
Distributions of earnings from equity method investees	—	120	—	120
Losses (gains) on disposal of businesses, assets and investments – net	—	(43)	2	(41)
Other – net	(7)	66	(5)	54
Changes in operating assets and liabilities:
Current assets	(54)	75	(204)	(183)
Noncurrent assets	(26)	21	(18)	(23)
Current liabilities	11	(407)	94	(302)
Noncurrent liabilities	45	(15)	(1)	29
Net cash provided by (used in) operating activities	1,531	648	(217)	1,962
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,167)	—	—	(2,167)
Independent power and other investments of NEER	—	(2,593)	—	(2,593)
Nuclear fuel purchases	(5)	(15)	—	(20)
Other capital expenditures	—	—	(113)	(113)
Sale of independent power and other investments of NEER	—	184	—	184
Proceeds from sale or maturity of securities in special use funds and other investments	693	281	110	1,084
Purchases of securities in special use funds and other investments	(722)	(349)	(141)	(1,212)
Other – net	(15)	15	144	144
Net cash used in investing activities	(2,216)	(2,477)	—	(4,693)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	2,498	37	1,774	4,309
Retirements of long-term debt	—	(87)	(406)	(493)
Net change in commercial paper	198	—	175	373
Proceeds from other short-term debt	—	—	700	700
Payments from (to) related parties under a cash sweep and credit support agreement – net	—	78	—	78
Issuances of common stock/equity units – net	—	—	1	1
Dividends on common stock	—	—	(836)	(836)
Dividends & capital distributions from (to) parent – net	(2,000)	2,346	(346)	—
Other – net	(22)	122	(79)	21
Net cash provided by financing activities	674	2,496	983	4,153
Net increase (decrease) in cash, cash equivalents and restricted cash	(11)	667	766	1,422
Cash, cash equivalents and restricted cash at beginning of period	108	1,184	24	1,316
Cash, cash equivalents and restricted cash at end of period	$97	$1,851	$790	$2,738

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Earnings (Loss) Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
First Quarter
2022 Loss Per Share Attributable to NextEra Energy, Inc.	$(0.23)

FPL – 2022 Earnings Per Share	$0.44
New investment growth	0.06
Other and share dilution	0.03
FPL – 2023 Earnings Per Share	$0.53

NEER – 2022 Loss Per Share Attributable to NextEra Energy, Inc.	$(0.76)
New investments	0.07
Existing clean energy	(0.03)
Gas infrastructure	(0.01)
Customer supply and proprietary power & gas trading	0.06
Non-qualifying hedges impact	1.03
NEP investment gains – net	0.03
Change in unrealized gains (losses) on securities held in NEER's nuclear decommissioning funds and OTTI – net	0.08
Impairment charge related to investment in Mountain Valley Pipeline	0.30
Other, including other investment income, interest expense, corporate general and administrative expenses and share dilution	(0.05)
NEER – 2023 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.72

Corporate and Other – 2022 Earnings Per Share	$0.09
Non-qualifying hedges impact	(0.27)
Other, including interest expense and share dilution	(0.03)
Corporate and Other – 2023 Loss Per Share	$(0.21)

2023 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.04

Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.